Exhibit 4.28

CEQUEL COMMUNICATIONS ESCROW I, LLC
CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION

to be merged with and into

CEQUEL COMMUNICATIONS HOLDINGS I, LLC
CEQUEL CAPITAL CORPORATION

6.375% SENIOR NOTES DUE 2020

INDENTURE

Dated as of October 25, 2012

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

i

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

INDENTURE dated as of October 25, 2012 among Cequel Communications Escrow I, LLC, a Delaware limited liability company (“Escrow LLC”), Cequel Communications Escrow Capital Corporation, a Delaware corporation and wholly-owned subsidiary of Escrow LLC (“Escrow Corporation” and together with Escrow LLC, the “Escrow Issuers”) and U.S. Bank National Association, a national banking association, as Trustee.

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.375% Senior Notes due 2020:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                       Definitions.

The following terms, as used herein, have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)                                                                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                                                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of the equity interests in Cequel Holdings contemplated by the Purchase Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.03 hereof.

“Adjusted Pro Forma EBITDA” means, for any period, Consolidated Adjusted EBITDA for such period adjusted, with respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, reasonably identifiable and factually supportable, which would include cost savings resulting from head count reduction, closure of facilities, elimination of corporate and regional cost allocation, conversion to Cequel’s systems, contracts and platforms, and similar restructuring actions (regardless of whether these adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto), in each case realizable within 12 months of the consummation of such Subject Transaction or applicable related event, which pro forma adjustments shall be certified by the chief financial officer of Cequel) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Cequel and its Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that neither GSCP nor any of its Affiliates (other than GS Capital Partners) shall be deemed to be an Affiliate of Cequel, Cequel Holdings or any member of the Equity Consortium under any circumstances; and provided, further, that any Fund that is not advised or controlled by Neuberger Berman shall not be deemed to be an Affiliate of Neuberger Berman.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Anschutz” means GFI Cable, LLC and its affiliated funds.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                                                                 1.0% of the principal amount of the Note; or

(2)                                                                                 the excess of:

(a)                                                                                 the present value at such redemption date of (i) the redemption price of the Note at September 15, 2015, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through September 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                                                                 the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor) (other than leases or subleases in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Cequel or any Restricted Subsidiary), in one transaction or a series of transactions, of all or any part of Cequel’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Restricted Subsidiary of Cequel, other than:  (i) inventory and other assets sold, leased, licensed or otherwise disposed of in the ordinary course of business; (ii) sales of non-core assets acquired in Permitted Acquisitions, the proceeds of which are reinvested in long-term productive assets of the general type used in the business of Cequel and its Restricted Subsidiaries within 12 months of the receipt thereof; (iii) disposals of obsolete, worn out or surplus property; (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Cequel as permitted under Section 5.01 hereof; (v) the grant of Liens not prohibited by this Indenture; (vi) any Restricted Payment permitted under Section 4.05 hereof and any Permitted Investment; (vii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (viii) the sale or other disposition of Cash and Cash Equivalents; and (ix) sales or other dispositions of other assets for aggregate consideration of less than $20.0 million with respect to any transaction or series of related transactions and less than $50.0 million in the aggregate during any Fiscal Year.

“Asset Swap” means an exchange of assets by Cequel or a Restricted Subsidiary of Cequel for:  (a) all or substantially all of the assets of, or any Capital Stock of, one or more Permitted Businesses, or one or more cable systems, business lines, units or divisions of any Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is, is part of, or becomes a Subsidiary of Cequel; and/or (b) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that a portion consisting of no more than 25% of the consideration for the assets subject to such Asset Swap may be paid to Cequel or such Subsidiary in Cash or Cash Equivalents.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, chief operating officer, treasurer or controller.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“BC Partners” means one or more investment funds advised, managed or controlled by BC Partners Holdings Limited or any Affiliate thereof.

“Blackrock” means The Blackrock Private Opportunities Fund, L.P. and its affiliated funds.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                                                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                                                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                                                                 with respect to a limited liability company, the managing member, the board of directors or members or any controlling committee of managing members thereof; and

(4)                                                                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States or which have the highest rating obtainable from S&P or Moody’s at the time of the acquisition thereof, in each case maturing within one year after such date (“U.S. Government Obligations”); (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P 1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100.0 million; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) commercial paper which has the highest rating obtainable from S&P or Moody’s at the time of the acquisition thereof.

“Cequel” means Cequel Communications Holdings I, LLC, a Delaware limited liability company.

“Cequel Capital” means Cequel Capital Corporation, a Delaware corporation.

“Cequel Holdings” means Cequel Communications Holdings, LLC, a Delaware limited liability company.

“Change of Control” means:  (i) at any time prior to an IPO, (a) the Management Contract is, or substantially all management services thereunder are, terminated with respect to all or substantially all of Cequel and its Subsidiaries, and (b) the Equity Consortium ceases to Beneficially Own (directly or indirectly) at least a majority of the voting interests in the Capital Stock of Cequel Holdings and Cequel; (ii) at any time after an IPO, any Person, or two or more Persons acting in concert (other than any member or members of the Equity Consortium, including any holding company jointly owned by members of the Equity Consortium), shall have acquired (directly or indirectly) Beneficial Ownership of a majority of the outstanding voting interests in the Capital Stock of Cequel Holdings and Cequel; (iii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cequel and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than any member or members of the Equity Consortium, including any holding company jointly owned by members of the Equity Consortium); or (iv) the first day on which Cequel fails to own 100% of the issued and outstanding Equity Interests of Cequel Capital.

“Charterhouse” means Charter SLC Corp. or one or more investment funds affiliated with or controlled or advised by Charter SLC LLC or any of its Affiliates.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Cequel and its Restricted Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period, (I) Consolidated Interest Expense, (II) provisions for taxes based on income, (III) total depreciation expense, (IV) total amortization expense, (V) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents amortization of a prepaid Cash item that was paid in a prior period and any such non-Cash item that was paid in Cash or accrued in such period as a current liability, but including, without limitation, any non-Cash impairment charges, non-Cash valuation charges for stock option grants or vesting of restricted stock awards, and non-Cash losses or charges from the early extinguishment of Indebtedness), (VI) non-recurring expenses paid within such period in connection with any acquisition (including any Permitted Acquisition), Investment, Asset Sale, financial or operational restructuring, the issuance, retirement or repayment of Indebtedness (including cash expenses paid in connection with early extinguishment of Indebtedness), issuance of equity securities, refinancing transaction or amendment or other modification of any Indebtedness instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, which expenses are incurred within 18 months of the consummation of the related transaction), (VII) the amount of fees payable to the Management Company pursuant to the terms of the Management Contract which accrue during such period but are voluntarily deferred by the Management Company, (VIII) all extraordinary losses and non-recurring and unusual charges, (IX) to the extent not reflected in Consolidated Interest Expense, costs and expenses associated with the unwinding or termination of Interest Rate Agreements or Currency Agreements, (X) non-Cash losses attributable to the mark-to-market movement in the valuation of Interest Rate Agreements or Currency Agreements pursuant to FASB 815—“Derivatives and Hedging”; provided that Consolidated Adjusted EBITDA shall be reduced in any subsequent period to the extent of any cash impact (other than any such impact from Interest Rate Agreements or Currency Agreements in respect of interest rate included in Consolidated Interest Expense) resulting from such losses in such subsequent period (regardless of whether such loss is deducted in determining Consolidated Net Income in such subsequent period), and (XI) the amount of fees paid to members of the Equity Consortium in accordance with Section 4.07(b)(9), minus (ii) the sum, without duplication, of the amounts for such period of (a) non-Cash items increasing Consolidated Net Income for such period, to the extent included in the calculation of Consolidated Net Income for such period, (b) the amount of fees accrued in any prior period and voluntarily deferred by the Management Company as described in clause (i)(b)(VII) that are paid during such period, (c) Cash payments made in such period in respect of non-Cash items added back in the calculation of “Consolidated Adjusted EBITDA” pursuant to clause (i)(b)(V) of this definition in any prior period, (d) non-Cash gain attributable to the mark-to-market movement in the valuation of Interest Rate Agreements or Currency Agreements pursuant to FASB 815—“Derivatives and Hedging”; provided that Consolidated Adjusted EBITDA shall be increased in any subsequent period to the extent of any cash impact (other than any such impact from Interest Rate Agreements or Currency Agreements in respect of interest rate included in Consolidated Interest Expense) resulting from such gain in such subsequent period (regardless of whether such gain is included in determining Consolidated Net Income in such subsequent period), and (e) any extraordinary gains and non-recurring and unusual gains.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Cequel and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Cequel and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Cequel and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) to the extent included in the calculation of net income in clause (i) above for such period, without duplication, (a) the income (or loss) of any Person (other than a Restricted Subsidiary of Cequel) in which any other Person (other than Cequel or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Cequel or any of its Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Cequel or is merged into or consolidated with Cequel or any of its Restricted Subsidiaries or that Person’s assets are acquired by Cequel or any of its Restricted Subsidiaries, (c) the income of any Restricted Subsidiary of Cequel to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is at the time restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than restrictions not prohibited under Section 4.06 hereof), unless received by Cequel, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness and the aggregate liquidation preference or redemption payment value of Preferred Stock and Disqualified Stock of Cequel and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (other than Indebtedness under clause (x) of the definition of Indebtedness).  For the avoidance of doubt, the parties hereto acknowledge and agree that Consolidated Total Debt shall not include Indebtedness of any Unrestricted Subsidiary.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness or Disqualified Stock of Cequel and Indebtedness, Disqualified Stock or Preferred Stock of Cequel or any Restricted Subsidiary not to exceed 100% of the net cash proceeds received by Cequel or its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of Cequel or cash contributed to the capital of Cequel (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Cequel or any of its Subsidiaries or through an Excluded Contribution) as determined in accordance with clause (6)(C)(3) of Section 4.05(a) of to the extent such net cash proceeds or cash have not been applied pursuant to such clause to make any Restricted Payment.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“CPPIB” means Canada Pension Plan Investment Board or any of its Affiliates.

“Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of February 14, 2012, by and among Cequel Communications, LLC, Cequel Communications

Holdings II, LLC, certain subsidiaries of Cequel Communications, LLC as Guarantor Subsidiaries, the lenders party thereto from time to time, Credit Suisse AG, acting through its Cayman Islands Branch, as Administrative Agent, and certain other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Subsidiary” means any Restricted Subsidiary of Cequel that at the time of the incurrence of any Indebtedness or the issuance of any Preferred Stock pursuant to Section 4.03 hereof is subject to restrictions on the incurrence of Indebtedness pursuant to the Credit Agreement.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facility Subsidiary” means any Restricted Subsidiary of Cequel other than a Restricted Subsidiary of Cequel that both (1) is not a Credit Agreement Subsidiary and (2) owns an interest directly or indirectly in a Credit Agreement Subsidiary.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Cequel’s and its Restricted Subsidiaries’ operations and not for speculative purposes.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto or the related footnote on the face thereof.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any Security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.05 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Cequel and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, the Issuers, any of the Issuers’ Subsidiaries or any of their ERISA Affiliates.

“Equity Consortium” means any one or more of Cequel III, LLC and (i) prior to the consummation of the Acquisition, Anschutz, Blackrock, Charterhouse, GS Capital Partners, Jerald L. Kent, Jordan, Neuberger Berman, OCM Principal Opportunities Fund, PAR, Quadrangle, Siguler, Turnip Truck, LLC and Howard L. Wood or (ii) upon and following the consummation of the Acquisition, BC Partners, CPPIB and the Individual Management Investors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Cequel by Cequel (other than Disqualified Stock and other than to a Subsidiary of Cequel) or (2) of Equity Interests of a direct or indirect parent entity of Cequel (other than to Cequel or a Subsidiary of Cequel) to the extent that the net proceeds therefrom are contributed to the common equity capital of Cequel (other than through an Excluded Contribution).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Escrow Account” means a segregated account, under the control of the Trustee, established in accordance with the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, a national banking association, in its capacities as escrow agent, depositary bank and securities intermediary under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow and Security Agreement, dated as of October 25, 2012, by and among the Escrow Issuers, Cequel, the Escrow Agent and the Trustee.

“Escrow Property” is defined in the Escrow Agreement.

“Escrow Redemption Price” means 100% of the issue price of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes from the Issue Date to, but not including, the Escrow Redemption Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” is as defined in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Contribution” means net cash proceeds, marketable Securities or Qualified Proceeds received by Cequel after the Issue Date from (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of Cequel or to any management equity plan or stock option plan or any other, management or employee benefit plan or agreement of Cequel) of Capital Stock (other than Disqualified Stock) of Cequel, in each case designated as Excluded Contributions pursuant to an officer’s certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (6)(C)(3) of Section 4.0.

“Existing Indebtedness” means all Indebtedness of Cequel and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Cequel (unless otherwise provided herein).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Cequel and its Restricted Subsidiaries ending on December 31 of each calendar year.

“Franchise” means any franchise, permit, license, resolution, contract, certificate, agreement or similar authorization, or any renewal thereof, issued by any federal, state, county, municipal or other entity exercising executive, legislative, judicial, regulatory or administrative functions and authorizing the construction, upgrade, maintenance and operation of a cable system.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“GS Capital Partners” means GS Capital Partners 2000, L.P., GS Capital Partners V Fund, L.P. and any other investment funds or other Persons affiliated with GS Capital Partners 2000, L.P. or GS Capital Partners V Fund, L.P. or controlled or advised by The Goldman Sachs Group, Inc. or any of its Affiliates.

“GSCP” means Goldman Sachs Credit Partners L.P.

“Hedge Agreement” means an Interest Rate Agreement or Currency Agreement entered into in connection with Cequel’s or any of its Restricted Subsidiaries’ businesses.

“Holder” means a holder of Notes.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all Indebtedness of another Person secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that, with respect to such Indebtedness that is non-recourse to that Person, only to the extent of the lesser of the amount of such Indebtedness or the value of the property that is encumbered by such Lien); (vi) the face amount of any letter of credit that is issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof (to the extent such obligation would otherwise constitute “Indebtedness”) will be paid or discharged, or any agreement relating thereto (to the extent such agreement evidences an obligation that would otherwise constitute “Indebtedness”) will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate agreements and currency agreements, whether entered into for hedging or speculative purposes; provided that in no event shall obligations under any interest rate agreements or any currency agreements be deemed “Indebtedness” for purposes of the Total Leverage Ratio; provided, further, that in no event shall Indebtedness include obligations in respect of surety and performance bonds and undrawn letters of credit backing pole rental or conduit attachments and the like or backing obligations under Franchises, in each case arising in the ordinary course of business of Cequel and its Restricted Subsidiaries.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Individual Management Investors” means Jerald L. Kent, Mary E. Meduski and Thomas P. McMillin or any of their respective Affiliates.

“Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and RBC Capital Markets, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), but is not also a QIB.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Cequel’s and its Restricted Subsidiaries’ operations and not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Cequel or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Cequel or a Restricted Subsidiary of Cequel); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Cequel from any Person (other than Cequel or a Restricted Subsidiary of Cequel), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than (x) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and (y) accounts receivable, trade credit and advances to customers, in each case in the ordinary course of business) or capital contribution by Cequel or any of its Restricted Subsidiaries to any other Person (other than Cequel or a Restricted Subsidiary of Cequel), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05 hereof, (a) “Investments” shall include the portion (proportionate to Cequel’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Cequel at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary of Cequel, Cequel shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) Cequel’s “Investment” in such Subsidiary at the time of such redesignation, less (ii) the portion (proportionate to Cequel’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by Cequel.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“IPO” means the initial bona fide underwritten sale to the public of common stock of Cequel or any direct or indirect parent entity pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan) that is declared effective by the SEC.

“Issue Date” means the date of original issuance of the Initial Notes under this Indenture.

“Issuers” means (i) prior to the Notes Assumption, the Escrow Issuers unless otherwise specified herein, and (ii) after the Notes Assumption, Cequel and Cequel Capital.

“Jordan” means The Resolute Fund, L.P. and its affiliated funds.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Management Company” means Cequel III, LLC, a Delaware limited liability company.

“Management Contract” means the Second Amended and Restated Cequel Communications Management Agreement, dated as of the date of the consummation of the Acquisition, by and between Cequel Holdings and Cequel III, LLC, a Delaware limited liability company, as amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale or Asset Swap, an amount equal to:  (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Cequel or any of its Restricted Subsidiaries from such Asset Sale or Asset Swap, minus (ii) any reasonable, documented costs and expenses incurred in connection with such Asset Sale or Asset Swap, including (a) customary fees, legal fees, brokerage fees, commissions, costs and other expenses incurred in connection therewith, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale or Asset Swap, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the obligations under the Credit Agreement) that is secured by a Lien on the stock or assets in question or that is otherwise required to be repaid under the terms thereof as a result of such Asset Sale or Asset Swap and (d) a reasonable reserve determined by an Authorized Officer of Cequel or any of its Restricted Subsidiaries in its reasonable business judgment for any indemnification payments (fixed or contingent) or purchase price adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale or Asset Swap undertaken by Cequel or any of its Restricted Subsidiaries in connection with such Asset Sale or Asset Swap.

“Neuberger Berman” means NBCIP Cable Holdings LP and its affiliated funds.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes.  The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“OCM Principal Opportunities Fund” means OCM Principal Opportunities Fund II, L.P. and any other investment funds or other Persons affiliated with OCM Principal Opportunities Fund II, L.P. or controlled or advised by Oaktree Capital Management, LLC or any of its Affiliates.

“Offering Circular” means that certain Offering Circular prepared by the Escrow Issuers, dated as of October 11, 2012, relating to the offering of the Notes.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person, by (i) with respect to a corporation, two Authorized Officers of such corporation, (ii) with respect to a partnership, two Authorized Officers of the general partner of such partnership, and (iii) with respect to a limited liability company, two Authorized Officers of such limited liability company, or if no such officers are appointed of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual), in each case, that meets the requirements of Section 11.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or the Registrar, as the case may be, that meets the requirements of Section 11.03 hereof.  The counsel may be an employee of or counsel to Cequel, any Subsidiary of Cequel or the Trustee.

“PAR” means PAR Investment Partners, L.P. and any other investment funds or other Persons affiliated with PAR Investment Partners, L.P., or controlled or advised by PAR Investment Partners, L.P., or any of its Affiliates.

“Parent Entity” means any parent company of Cequel who directly or indirectly owns 100% of the Capital Stock of Cequel.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Cequel or a Restricted Subsidiary of Cequel, whether by purchase, merger or otherwise, of all or substantially all of the assets or Capital Stock of, or one or more cable systems, business lines, units or divisions of, any Person; provided that:

(1)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(2)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity in all material respects with all applicable Governmental Authorizations;

(3)                                 in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Restricted Subsidiary of Cequel in connection with such acquisition (which acquisition may, for purposes of this clause (3), be completed through one or more related transactions so long as all such transactions are consummated within a three-month period) shall be wholly-owned, directly or indirectly, by Cequel;

(4)                                 Cequel and its Restricted Subsidiaries shall have, pro forma for the completion of such acquisition and the payment of all purchase consideration and costs therefor, a minimum of $20.0 million of Cash, Cash Equivalents and/or unused borrowing capacity under Credit Facilities; and

(5)                                 any Person or assets or division as acquired in accordance herewith shall be engaged in a Permitted Business.

“Permitted Business” means the lines of business conducted by Cequel or any of its Restricted Subsidiaries on the Issue Date and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

“Permitted Investments” means:

(1)                                 Investments in Cash and Cash Equivalents (including cash held in deposit accounts);

(2)                                 (A) Investments owned as of the Issue Date and (B) Investments made after the Issue Date in Cequel, any Restricted Subsidiary of Cequel or any Person that will become a Restricted Subsidiary of Cequel immediately after such Investment;

(3)                                 Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Cequel and its Restricted Subsidiaries, and (iii) constituting good faith deposits in the ordinary course of business in connection with Permitted Acquisitions or obligations in respect of surety bonds (other than appeal bonds), statutory obligations to governmental authorities, tenders, sales, contracts (other than for borrowed money), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business for sums not more than 90 days overdue or being contested in good faith by appropriate proceedings and for which Cequel and its Restricted Subsidiaries maintain adequate reserves in accordance with GAAP;

(4)                                 intercompany loans and other Investments to the extent permitted by clauses (4), (5) and (17) of Section 4.03 hereof;

(5)                                 capital expenditures that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Cequel and its Restricted Subsidiaries;

(6)                                 loans and advances to employees of Cequel and its Restricted Subsidiaries (i) made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million in the aggregate at any time outstanding or (ii) made to fund their purchase of equity interests of Cequel Holdings (or any parent) so long as no cash is paid by Cequel or any of its Restricted Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within two Business Days) returned to Cequel or such Restricted Subsidiary);

(7)                                 Investments represented by guarantees that are otherwise permitted under this Indenture;

(8)                                 Investments pursuant to Hedge Agreements;

(9)                                 Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of Cash or marketable Securities, not to exceed $50.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(10)                          Investments the payment for which is Capital Stock (other than Disqualified Stock) of Cequel;

(11)                          in addition to Investments otherwise expressly permitted by this definition, Investments by Cequel or any of its Restricted Subsidiaries in an aggregate amount not to exceed $300.0 million at any time outstanding; and

(12)                          Investments made by Cequel or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale or Asset Swap made in compliance with Section 4.13.

“Permitted Refinancing Indebtedness” means any Indebtedness of Cequel or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred under clause (3), (11) or (18) of Section 4.03(b) hereof; provided that:  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations under the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations under the Notes, on terms at least as favorable, taken as a whole, to the Holders of the Obligations under the Notes, as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (4) such Indebtedness is incurred either by Cequel or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (or another obligor that is a Credit Facility Subsidiary whose debt is structurally subordinated to the Indebtedness of the existing obligor whose debt is being refinanced); and (5) if such Permitted Refinancing Indebtedness is secured, the Lien in favor of the providers of such Indebtedness does not apply to any property or assets of Cequel or any Restricted Subsidiary of Cequel other than such property or assets securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of July 18, 2012, among Nespresso Acquisition Corporation, a Delaware corporation, Cequel Holdings, the parties thereto identified therein as “Sellers,” and Cequel III, LLC, a Delaware limited liability company, in its role as Manager of Cequel Holdings.

“Quadrangle” means Quadrangle Capital Partners II LP, Quadrangle Select Partners II, LP, Quadrangle Capital Partners II-A LP and one or more other investment funds affiliated with or controlled or advised by Quadrangle Advisors II LLC, Quadrangle GP Investors II LP or any of their other Affiliates.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by Cequel in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S (and includes the Regulation S Temporary Global Note Legend set forth in Section 2.06(f)(3) hereof).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except (a) a dividend payable solely in shares of that class of stock to the holders of that class, (b) dividends or distributions payable solely to Cequel or a Restricted Subsidiary of Cequel and (c) dividends or other distributions made by a Subsidiary of Cequel that is not a wholly owned Subsidiary of Cequel on a pro rata basis to stockholders (or owners of an equivalent interest in the case of a Subsidiary of Cequel that is an entity other than a corporation); (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except any such payment to or acquisition from Cequel or a Restricted Subsidiary of Cequel; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except any such payment to Cequel or a Restricted Subsidiary of Cequel; (iv) any payment or prepayment of principal of, premium, if any or interest on, or purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value of, prior to any scheduled payment date or maturity, scheduled redemption or repayment or scheduled sinking fund payment, any Subordinated Indebtedness that was outstanding on the Issue Date; and (v) any Restricted Investment.  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Cequel or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation, or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any stocks, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Siguler” means Siguler Guff Distressed Opportunities Fund, LLC, its affiliated funds and Siguler Guff Distressed Opportunities Fund II(E), LP and its affiliated funds.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of Cequel which is subordinated in right of payment to any other Indebtedness of Cequel.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, Trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that, “Tax on the net income” of a Person shall be construed as a reference to a tax (including a branch profits tax) imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date (giving pro forma effect to any Indebtedness to be incurred on such date and the application of the net proceeds therefrom), net of Cash and/or Cash Equivalents as of such date, to (ii) Adjusted Pro Forma EBITDA for the most recently completed four Fiscal Quarter period for which financial statements are available.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2015; provided, however, that if the period from the redemption date to September 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (a) any Subsidiary of Cequel, other than Cequel Capital, that at the time of determination is an Unrestricted Subsidiary (as designated by Cequel pursuant to the provisions described under Section 4.10 hereof) and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                                                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                                                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                                       Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Asset Sale Offer”	4.13
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.15
“DTC”	2.03
“Escrow Redemption Date”	3.08
“Event of Default”	6.01
“Excess Proceeds”	4.13
“incur”	4.03
“Legal Defeasance”	8.02
“Notes Assumption”	4.17
“Notes Assumption Date”	4.17
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.03
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Reversion Date”	4.15
“Subject Transaction”	1.01
“Surviving Entity”	5.01
“Suspended Covenants”	4.15
“Suspension Period”	4.15
“U.S. Government Obligations”	1.01

Section 1.03                                       Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command; and

(6)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                       Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the forms of Exhibits A1 and A2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(1)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                       Execution and Authentication.

At least one Authorized Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Authorized Officer whose signature is on a Note no longer holds that office at the time a

Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Authorized Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03                                       Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Cequel or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                                       Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than Cequel or a Subsidiary of Cequel) will have no further liability for the money.  If Cequel or a Subsidiary of Cequel acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                       Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06                                       Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the

Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted

Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to affect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                                                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to

Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)                                 if such beneficial interest is being transferred to Cequel or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred in reliance to an Institutional Accredited Investor on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to Cequel or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D

UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.13, 4.14 and 9.04 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(i)                                     Exchange from Restricted Global Note to Unrestricted Global Note.  Upon compliance with the following procedures, all of the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in the Unrestricted Global Note.  In order to effect such exchange, the Issuers shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee shall be entitled to receive from the Issuers, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act.  Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(i), the relevant Restricted Global Note shall be cancelled.

(j)                                    Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of the Issuers within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuers or any affiliate of the Issuers was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.06(f)(1).  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.03 and this Section 2.06.  The Issuers, at their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.07                                       Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                       Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Cequel or an Affiliate of Cequel holds the Note; however, Notes held by Cequel or a Subsidiary of Cequel shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the

Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Cequel or a Subsidiary of Cequel) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                       Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Cequel, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Cequel, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                                       Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                       Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                       Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                                       Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Section 3.02                                       Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                       Notice of Redemption.

Except as set forth in Section 3.08 and Section 3.09 hereof, a notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, which shall be mailed or caused to be mailed by the Issuers, by first class mail, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 10 hereof.

The notice will identify the Notes to be redeemed and will state:  the redemption date;

(1)                                 the redemption price;

(2)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(7)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days (or such lesser time satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                       Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05                                       Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit or cause to be deposited with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                       Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                                       Optional Redemption.

(a)                                 At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent entity of Cequel; provided that:

(1)                                 at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  On or after September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated

below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)                                 In connection with any redemption of the Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including any related Equity Offering.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                       Special Mandatory Redemption

If (1) the conditions to the release of the Escrow Property provided for in Section 4(b) of the Escrow Agreement have not been satisfied on or prior to March 1, 2013, or (2) Cequel shall notify the Escrow Agent in writing that the Acquisition is not being pursued or the Purchase Agreement shall have been amended, modified or waived, or any consent granted, in a manner that would be materially adverse to the Holders of Notes (as reasonably determined by Cequel), then within three Business Days of the earlier of the dates set forth in clauses (1) and (2) of this Section 3.08, the Escrow Issuers shall send or cause to be sent a notice of special mandatory redemption to all Holders of Notes.  On the day falling three Business Days after such notice of special mandatory redemption has been sent to all Holders of Notes and the release of the Escrow Property to the Trustee has occurred, (the “Escrow Redemption Date”), the Notes shall be redeemed at the Escrow Redemption Price.

Section 3.09                                       Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.13 hereof, the Issuers are required to commence an Asset Sale Offer, they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.13 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in denominations of $2,000 and in integral multiple of $1,000 in excess thereof;

(6)                                 that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                 that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01                                       Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than Cequel or a Subsidiary of Cequel, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02                                       Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                                       Indebtedness and Preferred Stock.

(a)                                 Cequel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness), and Cequel will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that either of the Issuers may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, and the Credit Facility Subsidiaries of Cequel (including any Person that becomes a Credit Facility Subsidiary of Cequel upon such incurrence or otherwise) may incur Indebtedness (including Acquired Indebtedness) or issue Preferred Stock, if the Total Leverage Ratio for Cequel’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been no greater than 7.5 to 1.0.

(b)                                 The provisions of Section 4.03(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”).

(1)                                 the incurrence by Cequel or any of its Credit Facility Subsidiaries of Indebtedness under Credit Facilities, including Credit Facilities governed by the Credit Agreement, in an aggregate principal amount not to exceed the greater of (y) $3.25 billion or (z) an amount equal to 4.0x Consolidated Adjusted EBITDA for the four full fiscal years for which internal financial statements are available preceding the date of such incurrence;

(2)                                 Permitted Refinancing Indebtedness;

(3)                                 the incurrence by the Issuers of Indebtedness represented by the Notes to be issued on the Issue Date;

(4)                                 Indebtedness of any Restricted Subsidiary of Cequel or to any other Restricted Subsidiary of Cequel, or of Cequel to any Restricted Subsidiary of Cequel; provided that:  (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Cequel or a Restricted Subsidiary of Cequel; and (b) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary of Cequel, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary of Cequel, as the case may be, that is no longer permitted by this clause (4) as of the date of such sale or transfer;

(5)                                 the issuance by any of Cequel’s Restricted Subsidiaries to Cequel or to any other Restricted Subsidiary of Cequel of shares of Preferred Stock; provided that:  (a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Cequel or a Restricted Subsidiary of Cequel; and (b) any sale or other transfer of any such Preferred Stock to a Person that is not either Cequel or a Restricted Subsidiary of Cequel, will be deemed, in each case, to constitute an issuance of Preferred Stock by such Restricted Subsidiary that is no longer permitted by this clause (5) as of the date of such sale or transfer;

(6)                                 Indebtedness incurred by Cequel or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of Cequel or any such Restricted Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business or assets of Cequel or Restricted Subsidiary of Cequel;

(7)                                 Indebtedness which may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, including obligations in respect of letters of credit securing the foregoing;

(8)                                 Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

(9)                                 guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Cequel and its Restricted Subsidiaries;

(10)                          guarantees by Cequel and its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred pursuant to this Section 4.03; provided that if the

Indebtedness that is being guaranteed is unsecured and/or subordinated to the Notes, the guarantee shall also be unsecured and/or subordinated to the Notes;

(11)                          the incurrence by Cequel and its Restricted Subsidiaries of the Existing Indebtedness;

(12)                          (a) Indebtedness with respect to Capital Leases and/or purchase money Indebtedness (or any refinancing thereof) in an aggregate principal amount not to exceed $100.0 million at any one time outstanding; provided that any such purchase money Indebtedness shall be secured only by the assets acquired in connection with the incurrence of such Indebtedness (or the Indebtedness refinanced);

(13)                          Indebtedness in respect of endorsements for collection, deposit or negotiation and warranties of products or services, and contingent indemnification obligations of Cequel and its Restricted Subsidiaries to financial institutions entered into to obtain cash management services or Deposit Account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes, in each case, incurred in the ordinary course of business;

(14)                          Indebtedness under the Management Contract;

(15)                          Indebtedness pursuant to Hedge Agreements not entered into for speculative purposes;

(16)                          other Indebtedness incurred by Cequel or any of its Restricted Subsidiaries in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (16) and all other Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), does not at any one time outstanding exceed $500.0 million;

(17)                          (a) unsecured Indebtedness of Cequel or any of its Restricted Subsidiaries owing to any then existing or former director, officer or employee of Cequel or its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any equity interest or equity equivalent of Cequel Holdings or any parent company held by them, to the extent such repurchase, redemption, acquisition or retirement is permitted pursuant to Section 4.05 hereof; (b) Indebtedness representing deferred compensation to employees of Cequel and its Restricted Subsidiaries incurred in the ordinary course of business; and (c) Indebtedness consisting of obligations of Cequel or its Restricted Subsidiaries under deferred employee compensation or other similar arrangements incurred by such Person in connection with acquisitions;

(18)                          Indebtedness of Cequel and its Restricted Subsidiaries assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; and

(19)                          Contribution Indebtedness.

(c)                                  Cequel will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Cequel unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)                                 For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) of Section 4.03(b) hereof, or is entitled to be incurred pursuant to Section 4.03(a) hereof, Cequel will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.03.  Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.03(b) hereof.  The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.03.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Cequel or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)              the Fair Market Value of such assets at the date of determination; and

(b)              the amount of the Indebtedness of the other Person.

Section 4.04                                       Liens.

(a)                                 Cequel shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Cequel, whether now owned or hereafter acquired, unless:

(1)                                 in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the

Notes are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2)                                 in all other cases, the Notes are equally and ratably secured;

provided that any Lien which is granted to secure the Notes under this Section 4.04(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.04.

(b)                                 The provisions of Section 4.04(a) hereof shall not prohibit:

(1)                                 Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings diligently conducted;

(2)                                 statutory Liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(3)                                 Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the collateral on account thereof;

(4)                                 easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Cequel or any of its Restricted Subsidiaries;

(5)                                 any interest or title of a lessee, sublessee, lessor or sublessor under any lease of real estate or personal property not prohibited hereunder;

(6)                                 Liens solely on any cash earnest money deposits made by Cequel in connection with any letter of intent or purchase agreement permitted hereunder;

(7)                                 purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(8)                                 any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(9)                                 judgments, liens, writs, warrants, levies, distraints or attachments that do not constitute an Event of Default;

(10)                          any leases or subleases permitted hereby to other Persons of properties or assets owned or leased by Cequel;

(11)                          Liens arising solely by virtue of any statutory or common Law provision relating to banker’s liens, rights of set-off and pooling arrangements upon deposits of Cash or Cash Equivalents in favor of banks and other depositary institutions in each case incurred in the ordinary course of business;

(12)                          Liens (A) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, in each case existing solely with respect to Cash or Cash Equivalents;

(13)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for inventory entered into by Cequel in the ordinary course of business and consistent with past practices;

(14)                          Liens on property (including Capital Stock) existing at the time of acquisition of the property by Cequel (including by merger or consolidation of a Person with Cequel); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(15)                          Liens existing on the Issue Date;

(16)                          Liens created pursuant to this Indenture or for the benefit of (or to secure) the Notes;

(17)                          Liens of Cequel to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)              the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)              the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(18)                          other Liens securing obligations in an aggregate amount at any one time outstanding not to exceed $50.0 million.

Section 4.05                                       Restricted Payments.

Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment, except that:

(1)                                 Cequel may pay any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)                                 Cequel and its Restricted Subsidiaries may make Restricted Payments to Cequel Holdings (a) in an amount not exceeding $5.0 million in any Fiscal Year to permit Cequel Holdings to pay administrative costs and expenses (including franchise and similar taxes) of Cequel Holdings and/or any direct or indirect parent entity; (b) in an amount equal to any director or officer indemnification claims attributable to Cequel and its Restricted Subsidiaries and payable by Cequel Holdings and/or any direct or indirect parent entity (net of any such amounts covered by insurance) and (c) in an amount equal to the fees and expenses payable by Cequel Holdings pursuant to the Management Contract;

(3)                                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Cequel or any of its Restricted Subsidiaries may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Cequel Holdings, any direct or indirect parent entity of Cequel Holdings, any direct or indirect equityholder of Cequel, Cequel or any Restricted Subsidiary of Cequel held by any current or former officer, director or employee thereof or any member of the Equity Consortium or other minority equityholder who holds less than 5% of total Equity Interests in such companies owned by all members of the Equity Consortium or other minority equityholder pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any Holder of a minority interest in Capital Stock thereof (or make distributions to Cequel Holdings to enable Cequel Holdings or any direct or indirect parent entity of Cequel Holdings to do so); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests may not exceed the sum of (i) $10.0 million in any calendar year (plus any such amount permitted without giving effect to this parenthetical in the immediately preceding calendar year but not so utilized) plus (ii) the proceeds of any key man life insurance policies received by Cequel and its Restricted Subsidiaries during such calendar year;

(4)                                 Cequel may make distributions to Cequel Holdings in an amount equal to any federal, state local or foreign income Taxes solely attributable to the operations of Cequel and its Restricted Subsidiaries and payable by any direct or indirect holder of the Capital Stock of Cequel, net of any prior federal state, local or foreign income Tax losses utilized or carryforward generated by Cequel and its Restricted Subsidiaries (provided, however that the amount of such distributions in any Fiscal Year shall not exceed the amount Cequel and its Restricted Subsidiaries would be required to pay in respect of federal, state, local and foreign income Taxes if such entities were corporations paying Taxes on a consolidated basis with Cequel);

(5)                                 Cequel may acquire Equity Interests of Cequel either (i) solely in exchange for Equity Interests of Cequel (other than Disqualified Stock) or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Cequel) of Equity Interests of Cequel (other than Disqualified Stock); provided that the amount of any such exchanged Equity Interests or net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds of a contribution to Cequel’s common or preferred equity capital or from the issue or sale of Capital Stock of Cequel for purposes of clause (6)(C)(3) of this Section 4.05 and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07(a) hereof.

(6)                                 Cequel or its Restricted Subsidiaries may make Restricted Payments not otherwise permitted by this Section 4.05 so long as:

(A)                               no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(B)                               Cequel would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Fiscal Quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.03(a) hereof; and

(C)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Issue Date pursuant to this subclause (C) shall not exceed, at the date of determination, the sum, without duplication, of:  (1) $250.0 million; plus (2) an amount equal to Cequel’s Consolidated Adjusted EBITDA from June 30, 2012 to the end of the most recently ended full Fiscal Quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times Cequel’s Consolidated Interest Expense from June 30, 2012 to the end of the most recently ended full Fiscal Quarter for which internal financial statements are available, taken as a single accounting period; plus (3) 100% of the aggregate net cash proceeds and the Fair Market Value of any assets or property received by Cequel or its Restricted Subsidiaries since the Issue Date as a contribution to its common or preferred equity capital or from the issue or sale of Capital Stock of Cequel or its Restricted Subsidiaries (other than Excluded Contributions, Capital

Stock sold to a Subsidiary of Cequel and any debt security that is convertible into, or exchangeable for, Capital Stock of Cequel or its Restricted Subsidiaries until such debt security has been converted into, or exchanged for, Capital Stock of Cequel or its Restricted Subsidiaries); plus (4) to the extent that any Restricted Investment that was made after the Issue Date is sold for Cash or otherwise liquidated or repaid for Cash, the lesser of (x) the Cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus (5) to the extent that any Unrestricted Subsidiary of Cequel designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (x) the Fair Market Value of Cequel’s Investment in such Subsidiary as of the date of such redesignation or (y) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus (6) 100% of any dividends received by Cequel or a Restricted Subsidiary of Cequel after June 30, 2012 from an Unrestricted Subsidiary of Cequel, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Cequel for such period;

(7)                                 Cequel may make distributions to Cequel Holdings in an aggregate amount not to exceed $585.0 million to fund the transactions contemplated by the Purchase Agreement, to pay fees and expenses related to the Acquisition or owed to Affiliates in connection therewith and to pay deferred fees to BC Partners and CPPIB;

(8)                                 Cequel or its Restricted Subsidiaries may make Restricted Payments that are made with Excluded Contributions; and

(9)                                 Cequel may make declarations and payment of dividends on Cequel’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of Cequel’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to Cequel in or from any public offering, other than public offerings with respect to Cequel’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution.

Section 4.06                                       Restrictions on Subsidiary Distributions.

Except as provided herein, Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Cequel to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Cequel or any other Restricted Subsidiary of Cequel, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Cequel or any other Restricted Subsidiary of Cequel, (c) make loans or advances to Cequel or any other Restricted Subsidiary of Cequel, or (d) transfer any of its property or assets to Cequel or any other Restricted Subsidiary of Cequel other than restrictions:  (i) in agreements evidencing Indebtedness permitted by clause (12) of Section 4.03(b) hereof that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting dividends, distributions, assignments, subletting or other transfers contained in leases, licenses, franchises, permits, joint venture agreements and similar agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement; (iv) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (v) with respect to any asset of Cequel or any of its Restricted Subsidiaries, imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, so long as such sale or disposition is permitted under this Agreement; (vi) of the type set forth in clause (a) only that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Cequel, so long as such prohibitions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Cequel; (vii) by reason of applicable law or any rule, regulation or order; (viii) existing under agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (ix) existing under the Credit Agreement; (x) on the transfer of assets subject to any Lien permitted under Section 4.04 hereof imposed by the holder of such Lien; (xi) existing under other Indebtedness of Restricted Subsidiaries of Cequel permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.03 hereof; provided, however, that the Board of Directors of Cequel determines in good faith at the time such restrictions are created that such restrictions do not materially adversely affect Cequel’s ability to pay principal of, and interest on, the Notes; and (xii) existing under an agreement governing Permitted Refinancing Indebtedness or governing Indebtedness that extends, refinances, renews, replaces, defeases or refunds Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (viii) or (ix) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not in the aggregate materially less favorable to Cequel as determined by the Board of Directors of Cequel in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in any such agreements.

Section 4.07                                       Transactions with Affiliates.

(a)                                 Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Cequel (each, an “Affiliate Transaction”), unless:  (x) the Affiliate Transaction is on terms that are no less favorable to Cequel or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cequel or such Restricted Subsidiary with an unrelated Person; and (y) Cequel delivers to the Trustee:

(1)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of Cequel’s or the applicable Restricted Subsidiary’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of Cequel’s or the applicable Restricted Subsidiary’s Board of Directors; and

(2)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to Cequel or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.07(a) hereof:

(1)                                 any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Cequel or any of its Restricted Subsidiaries in the ordinary course of business;

(2)                                 transactions between or among Cequel and/or its Restricted Subsidiaries;

(3)                                 transactions with a Person that is an Affiliate of Cequel (other than an Unrestricted Subsidiary) solely because Cequel owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to or with officers, directors, employees and consultants who are not otherwise Affiliates of Cequel;

(5)                                 any issuance of Equity Interests of Cequel to Affiliates of Cequel;

(6)                                 Restricted Payments that are permitted by Section 4.05 hereof and Permitted Investments;

(7)                                 payments of acquisition fees not in excess of 1.5% of the purchase consideration for Permitted Acquisitions occurring after the Issue Date;

(8)                                 customary payments by Cequel or any of its Restricted Subsidiaries to any member of the Equity Consortium or their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are on arm’s-length terms and are approved by the majority of the members of the Board of Directors of Cequel or a majority of the disinterested members of the Board of Directors of Cequel;

(9)                                 (i) any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to members of the Equity Consortium in an amount not to exceed in any four quarter period the greater of (x) $10.0 million and (y) 1.5% of Consolidated Adjusted EBITDA of Cequel and its Restricted Subsidiaries for such period and related expenses; provided that any payment not made in any Fiscal Year may be carried forward and paid in the following two Fiscal Years and (ii) the payment of the present value of all amounts payable pursuant to any agreement described in clause (i) hereof in connection with the termination of such agreement;

(10)                          The transactions contemplated by the Purchase Agreement and the payment of all fees and expenses related to such transactions, in each case as described in the Offering Circular; and

(11)                          the transactions and payments contemplated by the Management Contract as in effect on the date of the consummation of the Acquisition.

(c)                                  Notwithstanding anything in this Section 4.07 to the contrary, any transaction between (x) Cequel or any of its Restricted Subsidiaries and (y) the Management Company or any of its Affiliates (other than Cequel or any of its Restricted Subsidiaries or any Affiliate of the Management Company that is an Affiliate of the Management Company solely by way of its relationship with Cequel) shall be deemed an Affiliate Transaction subject to this Section 4.07, except as provided in (1) or (2) below:

(1)                                 neither (x) the transactions contemplated by and payments under the Management Contract as in effect on the date of the consummation of the Acquisition, as amended, restated or otherwise modified from time to time so long as any economic terms contained therein are substantially similar to those contemplated by the Management Contract in effect on the date of the consummation of the Acquisition nor (y) payments described in clause (7) of Section 4.07(b) hereof shall constitute Affiliate Transactions; and

(2)                                 a transaction consisting of any undertaking to pay fees or other compensation to the Management Company or its Affiliates in addition to the fees and payments contemplated by clause (1) above shall not constitute an Affiliate Transaction if (i) such undertaking is documented as an amendment to the Management Contract, (ii) such amendment is entered into substantially contemporaneously with an acquisition or any refinancing permitted hereunder or equity investment in any Parent Entity, (iii) the effect of such amendment is to increase the annual base fees payable to the Management Company by an amount that is no greater than (x) in the case of an acquisition, 2.0% of the total consolidated revenues of the acquired assets for the four full fiscal quarters for which internal financial statements are available preceding such acquisition and (y) in the case of a refinancing permitted hereunder or equity investment in any Parent Entity, 1.0% of Consolidated Adjusted EBITDA for the four full fiscal quarters for which internal financial statements are available preceding such refinancing or investment.

Section 4.08                                       Conduct of Business.

From and after the Issue Date, Cequel shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Permitted Business, except to such extent as would not be material to Cequel and its Restricted Subsidiaries taken as a whole.

Section 4.09                                       Restrictions Affecting Cequel Capital.

In addition to the other restrictions set forth in this Indenture, Cequel Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Cequel Capital may be a co-obligor or guarantor with respect to Indebtedness if Cequel is a primary obligor of such Indebtedness and the net proceeds of such

Indebtedness are received by Cequel or one or more of Cequel’s Subsidiaries other than Cequel Capital.

Section 4.10                                       Designations of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of Cequel may designate any Subsidiary of Cequel (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on, any property of, Cequel or any Restricted Subsidiary of Cequel (other than any Subsidiary of the Subsidiary to be so designated); provided that (i) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Cequel, (ii) such designation complies with Section 4.05 hereof and (iii) each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which any lender has recourse to any of the assets of Cequel or any Restricted Subsidiary.

(b)                                 Cequel may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:  (1) no Default shall have occurred and be continuing; and (2) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cequel of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.03 hereof.

(c)                                  Any designation of a Subsidiary of Cequel as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary of Cequel will be deemed to be incurred by a Restricted Subsidiary of Cequel as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.03 hereof, Cequel will be in default of such covenant.

Section 4.11                                       Payments for Consent

Cequel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.12                                       Reports

(a)                                 So long as any Notes are outstanding, Cequel will furnish to the Trustee:

(1)                                 within 90 days after the end of each Fiscal Year, annual reports of Cequel containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if Cequel had been a reporting company under the Exchange, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Consolidated Adjusted EBITDA of Cequel and its Subsidiaries and from such financial statements;

(2)                                 within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, quarterly reports of Cequel containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if Cequel had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Consolidated Adjusted EBITDA of Cequel and derived from such financial statements; and

(3)                                 within 5 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if Cequel had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if Cequel had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Cequel determines in its good faith judgment that such event is not material to Holders of Notes or the business, assets, operations, financial positions or prospects of Cequel and its Restricted Subsidiaries, taken as a whole;

The reports required pursuant to clauses (1), (2) and (3) of this Section 4.12(a) hereof will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or any comparable successor provision.

(b)                                 At any time that any of Cequel’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Cequel and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Cequel.

(c)                                  So long as any Notes are outstanding, the Issuers will also:

(1)                                 issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and quarterly reports required by clauses (1) and (2) of Section 4.12(a) hereof announcing the date on which such reports will become publicly available and directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Issuers to obtain copies of such reports;

(2)                                 within 10 Business Days after furnishing to the Trustee the annual and quarterly reports required by clauses (1) and (2) of Section 4.12(a) hereof, hold a conference call to discuss such reports and the results of operations for the relevant reporting period;

(3)                                 issue a press release (which may be combined with the press release pursuant to clause (1) above) to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuers to obtain such information; and

(4)                                 maintain a website with no password protection to which all of the reports and press releases required by this “Reports” covenant are posted.

In addition, the Issuers shall furnish to Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.13                                       Asset Sales; Asset Swaps.

(a)                                 Cequel will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale or Asset Swap unless:

(1)                                 Cequel (or the Restricted Subsidiary of Cequel, as the case may be) receives consideration at the time of the Asset Sale or Asset Swap at least equal to the Fair Market Value (determined in good faith by an Authorized Officer of Cequel (or such Restricted Subsidiary of Cequel, as the case may be) and measured as of the date of the definitive agreement with respect to such Asset Sale or Asset Swap) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 with respect to individual Asset Sales (but not Asset Swaps) by Cequel or such Restricted Subsidiary of Cequel the proceeds of which are greater than $50.0 million, no less than 75% of the consideration for such Asset Sale shall be received in Cash or Cash Equivalents (provided that for purposes of this clause (2) only, debt instruments maturing within 12 months of the date of consummation of such Asset Sale shall be deemed to be Cash Equivalents).  For purposes of this provision, each of the following will also be deemed to be Cash:

(A)                               any liabilities, as shown on Cequel’s most recent consolidated balance sheet, of Cequel or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes, which in any event shall not be considered when determining whether such 75% threshold has been met) that are assumed by the transferee of any such assets pursuant to a customary notation or indemnity agreement that releases Cequel or such Restricted Subsidiary of Cequel from or indemnifies against further liability;

(B)                               any securities, notes or other obligations received by Cequel or any such Restricted Subsidiary of Cequel from such transferee that are converted into cash within 60 days after such Asset Sale, to the extent of the cash received in that conversion; and

(C)                               any stock or assets of the kind referred to in clause (2) or (4) of Section 4.13(b) hereof.

(b)                                 Within 18 months of receipt (or within 24 months of receipt if a binding commitment to reinvest is entered into within 18 months of receipt) of any Net Asset Sale Proceeds from an Asset Sale or Asset Swap, Cequel (or the applicable Restricted Subsidiary of Cequel, as the case may be) may apply such Net Asset Sale Proceeds:

(1)                                 to repay (a) Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto and/or (b) Indebtedness of any Restricted Subsidiary of Cequel;

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Cequel;

(3)                                 to make a capital expenditure; or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

(c)                                  Pending the final application of any Net Asset Sale Proceeds, Cequel (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 Any Net Asset Sale Proceeds from Asset Sales or Asset Swaps that are not applied or invested as provided in Section 4.13(b) hereof will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Issuers will make an offer (an “Asset Sale Offer”) to all holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)                                  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to Section 3.09 hereof or this Section 4.13.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.13, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or 4.14 hereof or this Section 4.13 by virtue of such compliance.

Section 4.14                                       Offer to Purchase Upon Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuers will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control

Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c)                                  The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.15                                       Covenant Suspension

(a)                                 If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below) (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuers and their Restricted Subsidiaries will not be subject to Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.13, 4.14 and clause (2) of Section 5.01 (the “Suspended Covenants”).

(b)                                 In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.  The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”

(c)                                  On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (11) of Section 4.03(b).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though Section 4.05 had been in effect prior to, but not during, the Suspension Period.  No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuers or their Restricted Subsidiaries, or events occurring, during the Suspension Period.  On and after each Reversion Date, the Issuers and their Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

(d)                                 For purposes of Section 4.13, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(e)                                  For purposes of Section 4.06, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (a), (b), (c) or (d) of Section 4.06 entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under clause (viii) of Section 4.06.

(f)                                   For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date.

(g)                                  During a Suspension Period, the Issuers may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.10(a).

(h)                                 The Issuer shall deliver promptly to the Trustee an officer’s certificate notifying it of the commencement or termination of any Suspension Period.  The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated, to notify the Holders of Notes regarding the same or to determine the consequences thereof.

Section 4.16                                       Activities of the Escrow Issuers Prior to the Notes Assumption

Prior to the Notes Assumption, the activities of the Escrow Issuers shall be restricted to issuing the Notes, issuing Capital Stock to, and receiving capital contributions from, Cequel or its Subsidiaries, performing their respective obligations under this Indenture and the Escrow Agreement, consummating the Notes Assumption or redeeming the Notes on the Escrow Redemption Date, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above.  Prior to the Notes Assumption, the Escrow Issuers will not incur any Indebtedness other than the Notes.

Except as specified herein, the Escrow Issuers will not own, hold or otherwise have any interest in any assets other than the Escrow Account and the funds on deposit therein or credited thereto.

Section 4.17                                       Notes Assumption

(a)                                 Substantially simultaneously with the consummation of the Acquisition, Escrow LLC shall be merged with and into Cequel, and Escrow Corporation shall be merged with and into Cequel Capital, which shall result in Cequel and Cequel Capital assuming all of the obligations of Escrow LLC and Escrow Corporation, respectively, under the Notes and this Indenture (the “Notes Assumption” and such date being the “Notes Assumption Date”). Upon the Notes Assumption Date, (i) Cequel shall deliver a notice to the Trustee notifying the Trustee that the Notes Assumption has occurred and (ii) Cequel and Cequel Corporation shall, without any further action or the delivery of any further documentation (including, without limitation, without entry into a supplemental indenture or delivery of an Officers’ Certificate or an Opinion of Counsel) assume the obligations under the Notes and this Indenture and Cequel and Cequel Capital shall become the Issuers hereunder.

(b)                                 Following the Notes Assumption Date, all of the restrictive covenants set forth in Sections 4.03 through and including Section 4.13 and Section 4.15 shall be deemed to have been applicable to Cequel and Cequel Capital, as applicable, beginning on the Issue Date, it being understood that the obligations under the Notes will only be incurred by Cequel and Cequel Capital, as applicable, as of the Notes Assumption Date, and, to the extent that Cequel and Cequel Capital, as applicable, took any action or inaction after the Issue Date and prior to the Notes Assumption Date that is prohibited by this Indenture, Cequel and Cequel Capital, as applicable, will be in Default as of the Notes Assumption Date.  However, if the Notes Assumption Date does not occur, the foregoing covenants will not be considered applicable to Cequel and Cequel Capital notwithstanding anything herein to the contrary.

Section 4.18                                       Compliance Certificate.

(a)                                 Cequel shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Cequel and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Authorized Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Authorized Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Cequel is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action Cequel is taking or proposes to take with respect thereto.

(b)                                 So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.12 hereof shall be accompanied by a written statement of Cequel’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, as it relates to accounting matters, nothing has come to their attention that would lead them to believe that Cequel has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Authorized Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.19                                       Taxes.

Cequel will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.20                                       Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.21                                       Corporate Existence.

Subject to Article 5 hereof, Cequel shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 subject to subsection (2) below, its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Cequel or any such Subsidiary of Cequel; and

(2)                                 the rights (charter and statutory), licenses and Franchises of Cequel and its Subsidiaries;

provided, however, that Cequel shall not be required to preserve any such right, license or Franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Cequel and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

ARTICLE 5
SUCCESSORS

Section 5.01                                       Merger, Consolidation or Sale of Assets.

Cequel will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Cequel to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Cequel’s assets (determined on a consolidated basis for Cequel and Cequel’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                 either:

(A)                               Cequel shall be the surviving or continuing corporation; or

(B)                               the Person (if other than Cequel) formed by such consolidation or into which Cequel is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Cequel and of Cequel’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)                                     shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)                                  shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of Cequel to be performed or observed;

(2)                                 immediately after giving effect to such transaction and the assumptions contemplated by clause (1)(B)(ii) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Cequel or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.03(a) hereof;

(3)                                 immediately before and immediately after giving effect to such transaction and the assumptions contemplated by clause (1)(B)(ii) of this Section 5.01 (including,

without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                 Cequel or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Cequel, the Capital Stock of which constitutes all or substantially all of the properties and assets of Cequel (determined on a consolidated basis for Cequel and Cequel’s Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of Cequel.

Notwithstanding the foregoing clauses (2) and (3) of this Section 5.01, Cequel may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing Cequel in another jurisdiction. Notwithstanding anything contained in this Section 5.01 to the contrary, this Section 5.01 shall not apply to the consummation of the transactions contemplated by Section 4.17 hereof.

Section 5.02                                       Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Cequel in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Cequel is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Cequel” (including the term “Issuers” or “Issuer”, as applicable) shall refer instead to the successor Person and not to Cequel), and may exercise every right and power of Cequel under this Indenture with the same effect as if such successor Person had been named as Cequel herein; provided, however, that Cequel shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of Cequel’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                                       Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 default in the payment of principal and interest on the Notes required to be redeemed pursuant to Section 3.08;

(4)                                 failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Notes or the Escrow Agreement;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a)              is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal of such Indebtedness (a “Payment Default”); or

(b)              results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6)                                 failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)                                 Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               makes a general assignment for the benefit of its creditors, or

(D)                               generally is not paying its debts as they become due; and

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case; or

(B)                               appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(C)                               orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                                       Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

Section 6.03                                       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                       Waiver of Past Defaults.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, if any, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration or waive its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal, premium on, if any, or interest on the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                       Control by Majority.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                                       Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                       Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                       Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                       Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                       Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                       Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)       In no event shall the Trustee be responsible for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.02                                       Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any

Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Authorized Officer of the Issuers.

(f)                                   In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  If the Trustee becomes a creditor of the Issuers, the Trustee will not have the right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, or apply to the SEC for permission to continue as Trustee or resign.

(h)                                 Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(i)                                     Delivery of reports, information and documents to the Trustee under Section 4.12 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03                                       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Cequel or any Affiliate of Cequel with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04                                       Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                       Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                       Compensation and Indemnity.

(a)                                 The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuers will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder.  The Issuers will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  The Issuers are not required to pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Issuers’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or 6.01(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07                                       Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.09 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08                                       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09                                       Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                       Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                       Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuers’ obligations with respect to such Notes under Article 2 and Section

4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the

Issuers’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03                                       Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the events set forth in Sections 6.01(4), (5) and (6) hereof will not constitute Events of Default.

Section 8.04                                       Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which any Issuer is a party or by which any Issuer is bound;

(6)                                 the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)                                 the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to an election under Section 8.02 hereof need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due or payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.05                                       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                       Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition) or a comparable national financial publication, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07                                       Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement this Indenture or the Notes:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of all or substantially all of Cequel’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)                                 to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                 to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect;

(7)                                 to secure the Notes; or

(8)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                       With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.07, 3.08, 4.13 and 4.14 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Section 3.07, 3.08, 4.13 or 4.14 hereof);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission or acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on, the Notes;

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by Section 3.08, 4.13 or 4.14 hereof); or

(8)                                 make any change in the preceding amendment and waiver provisions.

Section 9.03                                       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                                       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                                       Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until their Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01                                Satisfaction and Discharge.

(a)                                 This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)              all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of maturity or redemption;

(2)                                 in respect of subclause (b) of clause (1) of this Section 10.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer is a party or by which any Issuer is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(4)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

(c)                                  Notwithstanding the above, the Trustee shall pay to the Issuers from time to time upon their request any cash or Government Securities held by it as provided in this Section 10.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 10.

(d)                                 After the conditions to discharge contained in this Article 10 have been satisfied, and the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuers under this Indenture (except for any obligations hereunder that by the terms of such obligation expressly survive discharge of the Notes in accordance with this Section 10.01).

Section 10.02                                Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.02, 8.03 or 10.01 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 10.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
MISCELLANEOUS

Section 11.01                                Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Facsimile No.:  (314) 965-0500
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

With a copy to:

Paul Hastings LLP
75 E. 55th Street
First Floor
New York, NY 10022
Facsimile No.:  (212) 230-7697
Attention:  Jeffrey J. Pellegrino

If to the Trustee:

U.S. Bank National Association, as Trustee
One U.S. Bank Plaza, 3rd Floor
St. Louis, MO 63101
Facsimile No.: (314) 418-1225

Telephone No.: (314) 418-1225
Attn:  Cequel Communications Administrator — Brian Kabbes, Corporate Trust Services

The Issuers or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 11.02                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.03                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.04                                Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05                                No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuers or any of their direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.06                                Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.07                                No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Cequel or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.08                                Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 11.09                                Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.10                                Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.11                                Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.12                     Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS INDENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY  JURY  IN  ANY  LEGAL  PROCEEDING  ARISING  OUT  OF  OR  RELATING  TO  THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.13                     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature pages follow]

Dated as of October 25, 2012.

ISSUERS

CEQUEL COMMUNICATIONS ESCROW I, LLC

By:	/s/ Mary E. Meduski
Name:	Mary E. Meduski
Title:	Executive Vice President and
Chief Financial Officer

CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION

By:	/s/ Mary E. Meduski
Name:	Mary E. Meduski
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO INDENTURE]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian J. Kabbes
Name:	Brian J. Kabbes
Title:	Vice President

[SIGNATURE PAGE TO INDENTURE]

[Face of Note]

CUSIP/CINS

6.375% Senior Notes due 2020

No.	$ *

CEQUEL COMMUNICATIONS ESCROW I, LLC

CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION,

to be merged with and into

CEQUEL CAPITAL CORPORATION

promise to pay to              or registered assigns,

the principal sum of                                                                              DOLLARS
on September 15, 2020.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:                       , 20

CEQUEL COMMUNICATIONS ESCROW I, LLC

By:
Name:
Title:

CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A1-1

[Back of Note]

6.375% Senior Notes due 2020

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST. The Issuers (which prior to the Notes Assumption shall be Cequel Communications Escrow I, LLC, a Delaware limited liability company (“Escrow LLC”), and Cequel Communications Escrow Capital Corporation, a Delaware corporation (together with Escrow LLC, the “Escrow Issuers”), and after the Notes Assumption shall be Cequel Communications Holdings I, LLC, a Delaware limited liability company (“Cequel”), and Cequel Capital Corporation, a Delaware corporation), promise to pay interest on the principal amount of this Note at 6.375% per annum from the date hereof until maturity.  The Issuers will pay interest, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30- day months.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Issuers, payment of interest and may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Issuers, the office or agency of the Issuers in the Borough of Manhattan, the City of New York will be the office of the Trustee maintained for such purpose.

A1-2

(3)           PAYING AGENT AND REGISTRAR.  Initially, the corporate trust department of U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  Cequel or any of its Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of October 25, 2012, among the Issuers and U.S. Bank National Association, as Trustee (the “Indenture”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)     At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent pf Cequel; provided that:

(1) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)     At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)     Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to September 15, 2015.

(d)     On or after September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth

A1-3

below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)           SPECIAL MANDATORY REDEMPTION.  If (1) the conditions to the release of the Escrow Property provided for in Section 4(b) of the Escrow Agreement have not been satisfied on or prior to March 1, 2013, or (2) Cequel shall notify the Escrow Agent in writing that the Acquisition is not being pursued or the Purchase Agreement shall have been amended, modified or waived, or any consent granted, in a manner that would be materially adverse to the Holders of Notes (as reasonably determined by Cequel), then within three Business Days of the earlier of the dates set forth in clauses (1) and (2) of Section 3.08, the Escrow Issuers shall send or cause to be sent a notice of special mandatory redemption to all Holders of Notes.  On the day falling three Business Days after such notice of special mandatory redemption has been sent to all Holders of Notes and the release of the Escrow Property to the Trustee has occurred, the Notes shall be redeemed at the Escrow Redemption Price.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(a)     If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.  Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)     If Cequel or a Restricted Subsidiary of Cequel consummates any Asset Sale or Asset Swap, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the

A1-4

Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, Cequel may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers and a notice setting forth the procedures governing the Asset Sale Offer as required by the Indenture prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)           NOTICE OF REDEMPTION.  Except as set forth under Sections 3.08 and 3.09, notices of redemption will be mailed at least 30 days but not more than 60 days before the date the Notes are redeemed to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the date the Notes are redeemed if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of such Note for all purposes.  Only registered Holders have rights under the Indenture.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes

A1-5

including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of substantially all of Cequel’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to secure the Notes or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

(12)         DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) default in the payment of principal and interest on the Notes required to be redeemed pursuant to Section 3.08 when due and payable; (iv) failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture, the Notes or the Escrow Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:  (A) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal of such Indebtedness, or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vi) failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:  (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) makes a general assignment for the benefit of its creditors, or (D) generally is not paying its debts as they become due; and (viii) a court of competent jurisdiction enters an order or

A1-6

decree under any Bankruptcy Law that:  (A) is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case, or (B) appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or (C) orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any), if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)         TRUSTEE DEALINGS WITH CEQUEL.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with Cequel or any of its Affiliates, with the same rights it would have if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any of its direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the

A1-7

consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

A1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the appropriate box below:

¬Section 4.13	¬Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Restricted Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                                         This schedule should be included only if the Note is issued in global form.

A1-11

[Face of Regulation S Temporary Global Note]

CUSIP/CINS

6.375% Senior Notes due 2020

No.	$ *

CEQUEL COMMUNICATIONS ESCROW I, LLC

CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION,

to be merged with and into

CEQUEL CAPITAL CORPORATION

promise to pay to             . or registered assigns,

the principal sum of                                                                              DOLLARS
on September 15, 2020.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:                       , 20

CEQUEL COMMUNICATIONS ESCROW I, LLC

By:
Name:
Title:

CEQUEL COMMUNICATIONS ESCROW CAPITAL CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A2-1

[Back of Regulation S Temporary Global Note]

6.375% Senior Notes due 2020

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  The Issuers (which prior to the Notes Assumption shall be Cequel Communications Escrow I, LLC, a Delaware limited liability company (“Escrow LLC”), and Cequel Communications Escrow Capital Corporation, a Delaware corporation (together with Escrow LLC, the “Escrow Issuers”), and after the Notes Assumption shall be Cequel Communications Holdings I, LLC, a Delaware limited liability company (“Cequel”), and Cequel Capital Corporation, a Delaware corporation), promise to pay interest on the principal amount of this Note at 6.375% per annum from the date hereof until maturity.  The Issuers will pay interest, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30- day months. Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Issuers, payment of interest and may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the

A2-2

Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Issuers, the office or agency of the Issuers in the Borough of Manhattan, the City of New York will be the office of the Trustee maintained for such purpose.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, the corporate trust department of U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  Cequel or any of its Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of October 25, 2012, among the Issuers and U.S. Bank National Association, as Trustee (the “Indenture”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)              At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent entity of Cequel; provided that:

(1) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)              At any time prior to September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

A2-3

(c)               Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to September 15, 2015.

(d)              On or after September 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 SPECIAL MANDATORY REDEMPTION.  If (1) the conditions to the release of the Escrow Property provided for in Section 4(b) of the Escrow Agreement have not been satisfied on or prior to March 1, 2013, or (2) Cequel shall notify the Escrow Agent in writing that the Acquisition is not being pursued or the Purchase Agreement shall have been amended, modified or waived, or any consent granted, in a manner that would be materially adverse to the Holders of Notes (as reasonably determined by Cequel), then within three Business Days of the earlier of the dates set forth in clauses (1) and (2) of Section 3.08, the Escrow Issuers shall send or cause to be sent a notice of special mandatory redemption to all Holders of Notes.  On the day falling three Business Days after such notice of special mandatory redemption has been sent to all Holders of Notes and the release of the Escrow Property to the Trustee has occurred, the Notes shall be redeemed at the Escrow Redemption Price.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)              If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.  Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)              If Cequel or a Restricted Subsidiary of Cequel consummates any Asset Sale or Asset Swap, within five days of each date on which the aggregate amount

A2-4

of Excess Proceeds exceeds $50.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, Cequel may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers and a notice setting forth the procedures governing the Asset Sale Offer as required by the Indenture prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                 NOTICE OF REDEMPTION.  Except as set forth under Sections 3.08 and 3.09, notices of redemption will be mailed at least 30 days but not more than 60 days before the date the Notes are redeemed to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the date the Notes are redeemed if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

A2-5

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of such Note for all purposes.  Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of substantially all of Cequel’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to secure the Notes or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

(12)                          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) default in the payment of principal and interest on the Notes required to be redeemed pursuant to Section 3.08 when due and payable; (iv) failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture, the Notes or the Escrow Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:  (A) is caused by a failure to pay at final maturity (giving effect to any applicable

A2-6

grace periods and any extensions thereof) the stated principal of such Indebtedness, or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vi) failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:  (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) makes a general assignment for the benefit of its creditors, or (D) generally is not paying its debts as they become due; and (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (A) is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case, or (B) appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or (C) orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any), if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Issuers are required to

A2-7

deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)                          TRUSTEE DEALINGS WITH CEQUEL.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with Cequel or any of its Affiliates, with the same rights it would have if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any of its direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

A2-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.13	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or Definitive Note, or exchanges of a part of another Restricted Global Note or Definitive Note for an interest in this Regulation S Temporary  Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

U.S. National Bank Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax:  (651) 495-8097
Attention:  Cequel Communications Administrator

Re:  6.375% Senior Notes Due 2020

Reference is hereby made to the Indenture, dated as of October 25, 2012, between Cequel Communications Escrow I, LLC and Cequel Communications Escrow Capital Corporation, as issuers (together, the “Issuers”) and U.S. Bank National Association (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                 in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐  such Transfer is being effected to Cequel or a subsidiary thereof;

or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐  a beneficial interest in the:

(i)            ☐  144A Global Note (CUSIP                 ), or

(ii)           ☐  Regulation S Global Note (CUSIP                 ), or

(b) ☐  a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐  a beneficial interest in the:

(i)            ☐  144A Global Note (CUSIP                 ), or

(ii)           ☐  Regulation S Global Note (CUSIP                 ), or

(iii)          ☐  Unrestricted Global Note (CUSIP                 ); or

(b) ☐  a Restricted Definitive Note; or

(c) ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

U.S. National Bank Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax:  (651) 495-8097
Attention:  Cequel Communications Administrator

Re:  6.375% Senior Notes Due 2020

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of October 25, 2012, between Cequel Communications Escrow I, LLC and Cequel Communications Escrow Capital Corporation, as issuers (together, the “Issuers”) and U.S. National Bank Association (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cequel Communications Holdings I, LLC
12444 Powerscourt Drive, Suite 450
St. Louis, MO 63131
Attention:  Ralph G. Kelly
Copy to:  Wendy Knudsen

U.S. National Bank Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax:  (651) 495-8097
Attention:  Cequel Communications Administrator

Re:  6.375% Senior Notes Due 2020

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of October 25, 2012, between Cequel Communications Escrow I, LLC and Cequel Communications Escrow Capital Corporation, as issuers (together, the “Issuers”) and U.S. Bank National Association (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein),

D-1

(C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2